Exhibit 4.3

October 31, 2005

Pope & Talbot, Inc.

Attn: Richard K. Atkinson, Chief Financial Officer

1500 SW First Avenue, Suite 200

Portland, OR 97201

Re:	Halsey Lease - Request for Waiver of Financial Covenant Compliance

Dear Mr. Atkinson:

You have asked Wells Fargo Bank Northwest, National Association, as Indenture Trustee1 and Mill Indenture Trustee (in such capacities, the “Indenture Trustee”), and each of the Note Purchasers and the Mill Note Purchasers, to waive compliance by Pope & Talbot, Inc. (“Pope & Talbot”) with the financial covenants contained in Sections 6.3(a) and (c) of the Participation Agreement and Sections 6.3(a) and (c) of the Mill Lease (collectively, the “Covenants”) for the period ended October 31, 2005. In consideration of the understandings and agreements of Pope & Talbot in this letter, the waiver is granted on the terms and subject to the conditions set forth herein. This waiver shall apply only to compliance with the specified covenants for the period ending October 31, 2005; shall not waive any other noncompliance with or breach or default under the Participation Agreement, the Mill Lease or any other Operative Agreement or Mill Operative Agreement; shall not constitute an amendment of any terms or conditions of the Participation Agreement, the Mill Lease or any other Operative Agreement or Mill Operative Agreement; shall not create course of dealing, course of performance or right in favor of Pope & Talbot with respect to future requests for amendments to or waivers under the Participation Agreement or the Mill Lease nor considered an indication that the parties would be willing to grant a waiver in the future; and shall constitute an extension of the waivers granted in the letter dated September 30, 2005 (the “September 30 Waiver”) among you, the Indenture Trustee, the Note Purchasers and the Mill Note Purchasers and shall not supercede or replace that letter.

In consideration of the foregoing waiver, Pope & Talbot (a) agrees that it shall not create, incur, assume or permit to exist any lien, security interest or other monetary encumbrance (“Liens”) on it’s sawmill facility in Spearfish, South Dakota (the “Spearfish Facility”), other than (1) Liens in

[1]	Capitalized terms used but not defined in this letter shall have the meanings given in Annex I to the Participation Agreement dated as of December 27, 2001 among Halsey CLO2 Limited Partnership, as Lessee, Pope & Talbot Inc., Selco Service Corporation, as Owner Participant, the Note Purchasers named therein, Wilmington Trust Company, as Owner Trustee, and Wells Fargo Bank Northwest, National Association as Indenture Trustee (the “Participation Agreement”).

existence on September 16, 2005 as reflected in Commitment for Title Insurance No. 44307 issued by Stewart Title Company with respect to the Spearfish Property and (2) other Liens which i) in the aggregate do not exceed $100,000 (which limit shall supercede the limit in the September 30 Waiver), (ii) are not reasonably foreseeable to lead to foreclosure or sale of the Spearfish Facility, (iii) arise in the ordinary course of business and (iv) do not materially interfere with Pope & Talbot’s business or operation of the Spearfish Facility or materially detract from the value of the Spearfish Facility; (b) shall, if requested by the Indenture Trustee and not disapproved by any Note Purchaser or Mill Note Purchaser, grant liens on and security interests in the Spearfish Mill to secure payment and performance of the Facility Lease and the Mill Lease; (c) shall reimburse the Indenture Trustee, the Note Purchasers and the Mill Note Purchasers for the reasonable costs and expenses and any reasonable legal fees (including each of their outside counsels) incurred in connection with this letter and the implementation of the agreements contained herein; and (d) shall pay a waiver fee equal to .25% of the principal balance as of September 30, 2005 of the Notes and the Mill Notes held by the Note Purchasers or Mill Note Purchasers, as applicable, approving this waiver on or before October 31, 2005 (the “Fee”). This waiver shall become effective upon receipt by the Indenture Trustee of (i) a copy of this letter duly executed by each of Pope & Talbot and the Required Lenders, (ii) a copy of a waiver by the Owner Trustee, the Owner Participant and the Mill Owner Participant of the Covenants in substantially the form attached as Annex 1, (iii) a letter of credit issued by Wells Fargo Bank substantially in the form of Annex 2, (iv) supplemental indentures substantially in the form of Annexes 3 and 4 executed by the Owner Trustee and the Owner Participant and (v) the Fee.

By executing this letter Pope & Talbot (1) reaffirms the continuing validity and enforceability of the Operative Agreements, the Mill Operative Agreements and the September 30 Waiver and all of its obligations thereunder in accordance with the terms of the documents without offset, defense or counterclaim and (2) confirms that as of the date of this letter, and after giving effect thereto, there exists no event which with passage of time, giving of notice, or both would constitute an Event of Default under any Operative Agreement or Mill Operative Agreement.

[Remainder of page intentionally blank; signatures page follows]

WELLS FARGO BANK NORTHWEST,
NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Brett R. King
Name:	Brett R. King
Title:	Vice President

AGREED:

POPE & TALBOT, INC.

By:	/s/ Richard K. Atkinson
Name:	Richard K. Atkinson
Title:	Vice President and Chief Financial Officer

HELLER FINANCIAL LEASING, INC.

By:	/s/ Jeff Fitts
Name:	Jeff Fitts
Title:	Duly Authorized Signatory

BANC OF AMERICA LEASING & CAPITAL, LLC
successor-by-merger to Fleet Capital Corporation

By:	/s/ Pamela J. Grillet
Name:	Pamela J. Grillet
Title:	Vice President

THE CIT GROUP/EQUIPMENT FINANCING INC.

By:	/s/ Marilyn Casteel
Name:	Marilyn Casteel
Title:	Sr. Credit Analyst

GENERAL ELECTRIC COMMERCIAL FINANCE BUSINESS PROPERTY (f/ka General Electric Capital Business Asset Funding Corporation)

By:	/s/ Steven Thomas
Name:	Steven Thomas
Title:	Vice President

ANNEX 1

OWNER TRUSTEE WAIVER

[ Filed as Exhibit 4.1 to this Quarterly Report on Form 10-Q ]

ANNEX 2

LETTER OF CREDIT

Annex 2

Trade Services San Francisco
WELLS	MAC A0195-212
FARGO	One Front Street, 21st Floor
San Francisco, CA 94111

October 31, 2005

Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-0001

Attention: Corporate Trust Administration

RE:	Irrevocable Letter of Credit No. NZS556670 for U.S.$7,000,000, Dated October 31, 2005.

Gentlemen:

We hereby issue for the account of Pope & Talbot, Inc. (“Customer”) our irrevocable Letter of Credit No. NZS556670 in favor of Wilmington Trust Company, not in its individual capacity, but solely as owner trustee (the “Owner Trustee”) under the Trust Agreement dated September 15, 1999 and the Trust Agreement dated as of December 21, 2001, each between SELCO Service Corporation and the Owner Trustee.

This Letter of Credit is transferable one or more times, but in each instance to a single transferee who you have told us pursuant to the transfer instrument related to such transfer is the “Indenture Trustee”, and only in the full amount available to be drawn under this Letter of Credit at the time of such transfer. Any such transfer may be effected only through ourselves and only upon payment of our usual transfer fee and upon presentation to us at our above-specified office of a duly executed instrument of transfer in the form attached to this Letter of Credit as Exhibit A together with the original of this Letter of Credit. Any transfer of this Letter of Credit may not change the place of expiration of this Letter of Credit from our above-specified office. Each transfer shall be evidenced by our endorsement on the reverse of the original of this Letter of Credit, and we shall deliver the original of this Letter of Credit so endorsed to the transferee. The term “you” or “your” as used in this Letter of Credit will mean the Owner Trustee or, if this Letter of Credit has been transferred, the “Indenture Trustee” named in the instrument of transfer effecting such transfer.

We have been told, but do not independently verify, that the Owner Trustee will transfer this Letter of Credit to Wells Fargo Bank Northwest, N. A,. whom we have been told, but do not independently verify, is the indenture trustee (the “Indenture Trustee”) under the Amended and Restated Trust Indenture and Security Agreement and the Trust Indenture and Security Agreement, each dated as of December 27, 2001, between the Indenture Trustee and the Owner Trustee (as supplemented from time to time, the “Trust Indentures”) and that such transfer will be made pursuant to the terms of the Trust Indentures and this Letter of Credit.

We undertake to pay your draft or drafts drawn at sight on us under and in compliance with the terms and provisions of this Letter of Credit up to an amount not exceeding in the aggregate Seven Million U.S. Dollars (U.S. $7,000,000). All drafts presented hereunder must be presented to us at our address above and marked “Drawn under Wells Fargo Bank, N. A. Letter of Credit No. NZS556670, dated October 31, 2005”, and must be accompanied by a signed and dated statement from you containing the wording below of (1) or (2) or (3) alone (with instructions therein in brackets complied with):

(1)	“We hereby certify that an event of default has occurred and is continuing, and all applicable grace periods for curing such default have lapsed, under [insert one of the following: “the Amended and Restated Facility Lease dated December 27, 2001 by and between Pope & Talbot, Inc., as Lessee, and the Owner Trustee, as Lessor, and the amount of the accompanying draft is due and owing from Pope & Talbot, Inc.” or “the Facility Lease dated December 27, 2001 by and between Halsey CLO2 Limited Partnership, as Lessee, and Owner Trustee, as Lessor, and the amount of the accompanying draft is due and owing from Halsey CLO2 Limited Partnership” or “the Amended and Restated Facility Lease dated December 27, 2001 by and between Pope & Talbot, Inc., as Lessee, and the Owner Trustee, as Lessor, and the Facility Lease dated December 27, 2001 by and between Halsey CLO2 Limited Partnership, as Lessee, and Owner Trustee, as Lessor, and the amount of the accompanying draft does not exceed the aggregate amount due and owing from Pope & Talbot, Inc. and Halsey CLO2 Limited Partnership”].

or

(2)	“We hereby certify that a petition has been filed by or against [Insert one or both of the following: “Pope & Talbot, Inc.” and/or “Halsey CLO2 Limited Partnership”] under a bankruptcy, insolvency or similar law.”

or

(3)	“We hereby certify that the Indenture Trustee under the Amended and Restated Trust Indenture and Security Agreement and the Trust Indenture and Security Agreement, each dated as of December 27, 2001, between the Indenture Trustee and the Owner Trustee has received a notice from Wells Fargo Bank, N. A. to the effect that its Letter of Credit No. NZS556670 will not be automatically renewed or extended beyond its current expiration date.”

Presentation of drafts drawn hereunder, together with the required statement, may be made at any time on any Banking Day (a day other than a Saturday, Sunday or public holiday on which all commercial banks in San Francisco California are authorized or required to be closed) on or before the expiry date hereof at our offices located at One Front Street, 21st Floor, San Francisco, California 94111. Presentation on or before noon San Francisco time on any such Banking Day shall result in payment to you before the close of our business on the first succeeding Banking Day thereafter. Presentation after noon San Francisco time on any such Banking Day shall result in payment to you before the close of our business on the second succeeding Banking Day thereafter.

If any instructions accompanying a drawing under this Letter of Credit request that payment is to be made by transfer to an account with us or at another bank, we and/or such other bank may rely on an account number specified in such instructions even if the number identifies a person or entity different from the intended payee.

This Letter of Credit expires at our above office on September 30, 2006, provided, however, that this Letter of Credit will be automatically extended without amendment to September 30 in each succeeding calendar year unless you have received at your address above or at your address on the transfer instrument transferring this Letter of Credit to you (or at such other address for any such notices which you specify in a written notice delivered to us) written notice from us sent by registered mail or express courier that we elect not to extend this Letter of Credit beyond the date specified in such notice (the “Final Expiration Date”), which Final Expiration Date will be September 30, 2006 or any subsequent September 30 and be at least sixty (60) calendar days after the date you receive such notice.

We agree that we shall have no duty or right to inquire as to the basis upon which you have determined to present to us any draft under this Letter of Credit.

This irrevocable Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credit (1993 Revision), International Chamber of Commerce Publication No. 500 and, to the extent not inconsistent therewith, the Uniform Commercial Code of the State of California, notwithstanding the provisions of subsection (c) of Article 5-116 of the California Uniform Commercial Code.

All of the terms and conditions of this Letter of Credit are contained herein. Except as otherwise expressly set forth herein, there are no conditions to this Letter of Credit.

Very truly yours,

WELLS FARGO BANK, N. A.

By:	/s/ Jai R. Chaudhary

Title:	Vice President

Date:

Exhibit A to Wells Fargo Bank, N. A.

Standby Letter of Credit No. NZS556670

TO:	WELLS FARGO BANK, N. A.	Date:
Letter of Credit Operations Group
One Front Street, 21st Floor
San Francisco, California 94111

Subject: Transfer of Wells Fargo Bank, N. A. Standby Letter of Credit Number NZS556670

For value received, the undersigned beneficiary of the above described Letter of Credit (the “Transferor”) hereby irrevocably transfers all its rights under the Letter of Credit as amended to this date (the “Credit”) to the following transferee (the “Transferee”) with the following address who is the indenture trustee (the “Indenture Trustee”) under the Amended and Restated Trust Indenture and Security Agreement and the Trust Indenture and Security Agreement, each dated as of December 27, 2001, between the Indenture Trustee and Wilmington Trust Company (the “Owner Trustee”):

Name of Transferee

Address

By this transfer, all of our rights in the Letter of Credit are transferred to the transferee, and the transferee shall have sole rights as beneficiary under the Credit, including, but not limited to, sole rights relating to any amendments, whether increases or extensions or other amendments, and whether now existing or hereafter made. You are hereby irrevocably instructed to advise future amendment(s) of the Letter of Credit to the transferee without our consent or notice to us.

Enclosed are the original of the Credit and the original of all amendments to this date. Please notify the Transferee of this transfer and of the terms and conditions of the Credit as transferred. This transfer will not become effective until (i) the Transferee is so notified and (ii) you have received $                     in payment of your transfer commission ( 1/4%, minimum $250.00) for this transfer.

[Transferor’s Name]

By:
PrintedName:_________________________________________
Title:

TRANSFEROR’S SIGNATURE IS GUARANTEED TO BE GENUINE, AUTHORIZED AND COMPETENT:

[Bank’s Name]

By:
PrintedName:__________________________________________
Title:

Consent of Bank and Notice of Transfer

The undersigned hereby consents to the transfer of the Letter of Credit by the beneficiary transferor named in the above transfer to the Indenture Trustee named in the above transfer on the terms set forth in such transfer. By such transfer all rights of the beneficiary transferor in the Letter of Credit are transferred to such Indenture Trustee, and such Indenture Trustee shall have the sole rights as beneficiary of the Letter of Credit, including, without limitation, sole rights relating to any amendments of the Letter of Credit, whether increases or extensions or any other amendments and whether now existing or hereafter made. Amendments of the Letter of Credit after the date of the transfer shall not require the consent of, or notice to, the beneficiary transferor or the Owner Trustee.

WELLS FARGO BANK, N. A.

By:

Title:

Date:

ANNEX 3

CLO2 SUPPLEMENTAL INDENTURE

Annex 3

Execution Copy

INDENTURE SUPPLEMENT NO. 1

Dated as of October 31, 2005

Between

WILMINGTON TRUST COMPANY,

as Owner Trustee,

and

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as Indenture Trustee

LEVERAGED LEASE OF ONE CHLORIDE DIOXIDE BLEACHING FACILITY

TO HALSEY CLO2 LIMITED PARTNERSHIP

INDENTURE SUPPLEMENT NO. 1, dated as of September 30, 2005, between WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, but solely as trustee under the Trust Agreement and any successor appointed in accordance with the terms hereof and of the Trust Agreement (herein in such trustee capacity called the “Owner Trustee”), and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as Indenture Trustee hereunder and any successor appointed in accordance with the terms hereof (herein called the “Indenture Trustee”).

Owner Trustee and Indenture Trustee have entered into that certain Trust Indenture and Security Agreement dated as of December 27, 2001 (the “Indenture”) pursuant to which Owner Trustee has issued the Notes.

Section 8.01 of the Indenture provides, among other things, that Owner Trustee and Indenture Trustee may, without the consent of holders of the Notes, enter into indentures supplemental to the Indenture in order to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subject to the Lien of the Indenture.

Owner Trustee desires to include a Letter of Credit issued on behalf of the Lessee in the property subject to the Lien of the Indenture.

In consideration of the premises and of other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Except as otherwise expressly provided herein, all capitalized terms used in this Indenture Supplement No. 1 shall have the meaning set forth in Annex 1 to the Indenture.

ARTICLE II

AGREEMENT OF THE PARTIES

Section 2.01. The Granting Clause of the Indenture shall be amended by amending paragraph I. D. to read as follows and to add a new paragraph I.E:

D. Letter of Credit. All right, title, interest, claims and demands of the Owner Trustee in, to and under the Letter of Credit substantially in the form of Exhibit A attached to Indenture Supplement No. 1 (together with any letter of credit issued in replacement therefor, the “Letter of Credit”), together with all rights, powers, privileges, licenses, easements, options and other benefits of the Owner Trustee thereunder, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which the Owner Trustee is or may be entitled to do thereunder, all subject to the terms and provisions of this Indenture.

E. Proceeds. All proceeds of the foregoing.

Section 2.02. Article III of the Indenture shall be amended by adding a new Section 3.06 at the end thereof to read as follows:

Section 3.06 Distribution and Application of Letter of Credit Proceeds. (a) The Owner Trustee shall deliver to the Indenture Trustee promptly, and in any event within three (3) days of obtaining actual knowledge or receipt thereof, notice of any Lease Default or Lease Event of Default, including, without limitation, as a result of the filing of a bankruptcy or similar petition by or against the Lessee, and any notice received by it that the Letter of Credit shall not be extended by the issuer thereof. The Indenture Trustee shall deliver to the Owner Trustee promptly, and in any event within three (3) days of obtaining actual knowledge or receipt thereof any notice received by it (i) that the Letter of Credit shall not be extended by the issuer thereof or (ii) otherwise concerning or addressing the Letter of Credit.

(b) Notwithstanding any other provisions of this Indenture or any other Operative Agreement, including, without limitation, Sections 3.03 and 3.05, all amounts received by the Indenture Trustee from a draw under the Letter of Credit shall be held as collateral security for the obligations secured hereby in a separate account (the “Halsey Letter of Credit Account”) maintained by the Indenture Trustee and invested as provided in Section 5.04(b) until such time as (i) a Halsey Letter of Credit Application Event (as hereinafter defined) shall have occurred and be continuing and (ii) any principal of, premium, if any, or accrued interest on all Notes or other sums shall be due and payable to the Indenture Trustee or to the holders of the Notes hereunder or under the Participation Agreement, in which case such amounts shall be withdrawn and applied as set forth in Section 3.06(c). A “Halsey Letter of Credit Application Event” shall mean a Lease Event of Default which is the result of the failure to pay amounts then due and owing the Owner Trustee by the Lessee pursuant to and/or in fulfillment of the Lessee’s agreements, covenants and obligations under the Facility Lease to pay rent, properly maintain the Leased Property, pay insurance premiums or other similar conventional obligations of a net lease. The Lessee represents, warrants and acknowledges to the Owner Trustee that all of the obligations of the Lessee under the Facility Lease (collectively the “Lessee Obligations”) are and constitute “conventional obligations of a lessee under a net lease”. All signatories hereto do hereby acknowledge and agree that the Lessee Obligations are and constitute “conventional obligations of a lessee under a net lease”.

(c) Following the occurrence of a Halsey Letter of Credit Application Event, all amounts received by the Indenture Trustee from a draw under the Letter of Credit or a withdrawal from the Halsey Letter of Credit Account shall be paid and applied as follows:

First, so much of such payments or amounts as shall be required to reimburse the Indenture Trustee for any fees which are due and payable for its services under this Indenture and any tax, expense (including reasonable attorney’s fees) or other loss incurred by the Indenture Trustee (to the extent reimbursable and not previously reimbursed and to the extent incurred in connection with its duties as Indenture Trustee) shall be distributed to the Indenture Trustee;

Second, so much of such payments or amounts as shall be required to reimburse the holders of the Notes for payments made by them to the Indenture Trustee pursuant to Section 5.02(f) (to the extent not previously reimbursed), and to pay such holders of the Notes the amounts payable to them pursuant to the provisions of the Participation Agreement, shall be distributed to such holders of the Notes, without priority of one over the other, in accordance with the amount of the payment or payments made by, or payable to, each such holder;

Third, so much of such payments or amounts remaining as shall be required to pay the principal of, and premium, if any, and accrued interest on all Notes then due and payable, whether by declaration of acceleration pursuant to Section 4.02 or otherwise, and in case the aggregate amount so to be distributed shall be insufficient to pay in full the aforesaid amounts, then, ratably to the holders of the Notes, without priority of one over the other, in the proportion that the aggregate unpaid principal amount of all Notes held by each such holder, plus the accrued but unpaid interest thereon to the date of distribution, bears to the aggregate unpaid principal amount of all Notes, plus the accrued but unpaid interest thereon to the date of distribution;

Fourth, so much of such payments or amounts as shall be required to pay all other sums due and owing to the Indenture Trustee or to the holders of the Notes hereunder or under the Participation Agreement, and in case of the aggregate amount so to be distributed shall be insufficient to pay in full the aforesaid amounts, then, to the Indenture Trustee and the holders of the Notes ratably without priority among one or the other; and

Fifth, the balance, if any, of such payments or amounts remaining thereafter shall remain in the Halsey Letter of Credit Account.

Section 2.03. Section 4.03 of the Indenture shall be amended by adding a new paragraph (e) at the end thereof to read as follows:

(e) If (i) a Lease Event of Default occurs and is continuing, including, without limitation, as a result of the filing of a bankruptcy or similar petition by or against the Lessee, or (ii) the Indenture Trustee shall have received notice that the Letter of Credit shall not be extended by the issuer thereof, the Indenture Trustee shall (at the written direction of the Required Lenders) draw on the Letter of Credit or withdraw funds from the Halsey Letter of Credit Account. The proceeds of any such draw or withdrawal shall be applied as set forth in Section 3.06(b) or, if applicable, 3.06(c).

Section 2.04. Section 5.01 of the Indenture shall be amended by adding a new paragraph (d) at the end thereof to read as follows:

(d) The Indenture Trustee shall only transfer the Letter of Credit to a successor Indenture Trustee duly appointed/designated pursuant to Article VII hereof. The Indenture Trustee shall not amend the Letter of Credit in any manner materially adverse to the Owner Trustee without the prior written consent of the Owner Trustee.

Section 2.05. The Lessee and Owner Trustee shall deliver to the Indenture Trustee the original Letter of Credit upon the effectiveness of this Indenture Supplement No. 1.

ARTICLE III

MISCELLANEOUS

Section 3.01. Effective Date of Indenture Supplement. This Indenture Supplement No. 1 shall be and become effective as of the date hereof upon (i) the execution and delivery hereof by the parties hereto, (ii) the payment or reimbursement by the Lessee, on behalf of the Owner Trustee, of any amount due and payable to the issuer of the Letter of Credit in connection with the transfer thereof by the Owner Trustee to the Indenture Trustee and (iii) the delivery by the Owner Trustee to the Indenture Trustee of the Letter of Credit duly executed by Owner Trustee and the issuer thereof.

Section 3.02. Counterpart Execution. This Indenture Supplement No. 1 may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered (including by facsimile or by email in secured document format (such as .pdf)), shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 3.03. Execution as Indenture Supplement. This Indenture Supplement No. 1 is executed and shall be construed as an indenture supplement to the Indenture and, as provided in the Indenture, this Indenture Supplement No. 1 forms a part thereof.

Section 3.04. Creation of Security Interest. In order to secure the prompt payment of the principal of and interest and premium, if any, on and all other amounts due with respect to, the Notes from time to time outstanding under the Indenture, and to secure the payment of all other Secured Indebtedness and the performance and observance by the Owner Trustee and the Lessee of all the agreements, covenants and provisions in the Indenture, in the Notes and in the other Operative Agreements contained, all for the benefit of the holders of the Notes, and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants contained in the Indenture and in this Supplement and of the acceptance of the Notes by the Note Purchasers, the Owner Trustee has sold, assigned, transferred, conveyed, mortgaged, pledged, granted and confirmed unto the Indenture Trustee, its successors and assigns, and does hereby sell, assign, transfer, convey, mortgage, pledge, grant and confirm unto the Indenture Trustee, its successors and assigns, for the security and benefit of the holders of the Notes from time to time, a security interest in and mortgage Lien on all right, title and interest of the Owner Trustee in and to the Indenture Estate, as amended by this Supplement.

IN WITNESS WHEREOF, each of the parties hereto, pursuant to due corporate authority, has caused this Indenture Supplement No. 1 to be duly executed in its corporate name by its officers, thereunto duly authorized, all as of the date first above written.

WILMINGTON TRUST COMPANY, as Owner Trustee

By
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as Indenture Trustee

By
Title:

The undersigned hereby authorizes and directs the Owner Trustee to execute and deliver this Indenture Supplement No. 1.

SELCO SERVICE CORPORATION

By

Agreed and consented to by:

HELLER FINANCIAL LEASING, INC.

By:
Name:
Title:

BANC OF AMERICA LEASING & CAPITAL, LLC successor-by-merger to Fleet Capital Corporation

By:
Name:
Title:

THE CIT GROUP/EQUIPMENT FINANCING INC.

By:
Name:
Title:

GENERAL ELECTRIC COMMERCIAL FINANCE BUSINESS PROPERTY (f/ka General Electric Capital Business Asset Funding Corporation)

By:
Name:
Title:

Annex 3

EXHIBIT A

FORM OF LETTER OF CREDIT

Exhibit 4.3

ANNEX 4

MILL SUPPLEMENTAL INDENTURE

Annex 4

Execution Copy

INDENTURE SUPPLEMENT NO. 1

Dated as of October 31, 2005

Between

WILMINGTON TRUST COMPANY,

as Owner Trustee,

and

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION

(formerly known as First Security Bank, National Association), as Indenture Trustee

LEVERAGED LEASE OF ONE PULP MILL TO POPE & TALBOT INC.

INDENTURE SUPPLEMENT NO. 1, dated as of October 31, 2005, between WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, but solely as trustee under the Trust Agreement and any successor appointed in accordance with the terms hereof and of the Trust Agreement (herein in such trustee capacity called the “Owner Trustee”), and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as Indenture Trustee hereunder and any successor appointed in accordance with the terms hereof (herein called the “Indenture Trustee”).

Owner Trustee and Indenture Trustee have entered into that certain Amended and Restated Trust Indenture and Security Agreement dated as of December 27, 2001 (the “Indenture”) pursuant to which Owner Trustee has issued the Notes.

Section 8.01 of the Indenture provides, among other things, that Owner Trustee and Indenture Trustee may, without the consent of holders of the Notes, enter into indentures supplemental to the Indenture in order to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subject to the Lien of the Indenture.

Owner Trustee desires to include a Letter of Credit issued on behalf of the Lessee in the property subject to the Lien of the Indenture.

In consideration of the premises and of other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Except as otherwise expressly provided herein, all capitalized terms used in this Indenture Supplement No. 1 shall have the meaning set forth in Annex 1 to the Indenture.

ARTICLE II

AGREEMENT OF THE PARTIES

Section 2.01. The Granting Clause of the Indenture shall be amended by amending paragraph I. D. to read as follows and to add a new paragraph I.E:

D. Letter of Credit. All right, title, interest, claims and demands of the Owner Trustee in, to and under the Letter of Credit substantially in the form of Exhibit A attached to Indenture Supplement No. 1 (together with any letter of credit issued in replacement therefor, the “Letter of Credit”), together with all rights, powers, privileges, licenses, easements, options and other benefits of the Owner Trustee thereunder, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which the Owner Trustee is or may be entitled to do thereunder, all subject to the terms and provisions of this Indenture.

E. Proceeds. All proceeds of the foregoing.

Section 2.02. Article III of the Indenture shall be amended by adding a new Section 3.06 at the end thereof to read as follows:

Section 3.06 Distribution and Application of Letter of Credit Proceeds. (a) The Owner Trustee shall deliver to the Indenture Trustee promptly, and in any event within three (3) days of obtaining actual knowledge or receipt thereof, notice of any Lease Default or Lease Event of Default, including, without limitation, as a result of the filing of a bankruptcy or similar petition by or against the Lessee, and any notice received by it that the Letter of Credit shall not be extended by the issuer thereof. The Indenture Trustee shall deliver to the Owner Trustee promptly, and in any event within three (3) days of obtaining actual knowledge or receipt thereof any notice received by it (i) that the Letter of Credit shall not be extended by the issuer thereof or (ii) otherwise concerning or addressing the Letter of Credit.

(b) Notwithstanding any other provisions of this Indenture or any other Operative Agreement, including, without limitation, Sections 3.03 and 3.05, all amounts received by the Indenture Trustee from a draw under the Letter of Credit shall be held as collateral security for the obligations secured hereby in a separate account (the “Halsey Letter of Credit Account”) maintained by the Indenture Trustee and invested as provided in Section 5.04(b) until such time as (i) a Halsey Letter of Credit Application Event (as hereinafter defined) shall have occurred and be continuing and (ii) any principal of, premium, if any, or accrued interest on all Notes or other sums shall be due and payable to the Indenture Trustee or to the holders of the Notes hereunder or under the Participation Agreement, in which case such amounts shall be withdrawn and applied as set forth in Section 3.06(c). A “Halsey Letter of Credit Application Event” shall mean a Lease Event of Default which is the result of the failure to pay amounts then due and owing the Owner Trustee by the Lessee pursuant to and/or in fulfillment of the Lessee’s agreements, covenants and obligations under the Facility Lease to pay rent, properly maintain the Leased Property, pay insurance premiums or other similar conventional obligations of a net lease. The Lessee represents, warrants and acknowledges to the Owner Trustee that all of the obligations of the Lessee under the Facility Lease (collectively the “Lessee Obligations”) are and constitute “conventional obligations of a lessee under a net lease”.

All signatories hereto do hereby acknowledge and agree that the Lessee Obligations are and constitute “conventional obligations of a lessee under a net lease”.

(c) Following the occurrence of a Halsey Letter of Credit Application Event, all amounts received by the Indenture Trustee from a draw under the Letter of Credit or a withdrawal from the Halsey Letter of Credit Account shall be paid and applied as follows:

First, so much of such payments or amounts as shall be required to reimburse the Indenture Trustee for any fees which are due and payable for its services under this Indenture and any tax, expense (including reasonable attorney’s fees) or other loss incurred by the Indenture Trustee (to the extent reimbursable and not previously reimbursed and to the extent incurred in connection with its duties as Indenture Trustee) shall be distributed to the Indenture Trustee;

Second, so much of such payments or amounts as shall be required to reimburse the holders of the Notes for payments made by them to the Indenture Trustee pursuant to Section 5.02(f) (to the extent not previously reimbursed), and to pay such holders of the Notes the amounts payable to them pursuant to the provisions of the Participation Agreement, shall be distributed to such holders of the Notes, without priority of one over the other, in accordance with the amount of the payment or payments made by, or payable to, each such holder;

Third, so much of such payments or amounts remaining as shall be required to pay the principal of, and premium, if any, and accrued interest on all Notes then due and payable, whether by declaration of acceleration pursuant to Section 4.02 or otherwise, and in case the aggregate amount so to be distributed shall be insufficient to pay in full the aforesaid amounts, then, ratably to the holders of the Notes, without priority of one over the other, in the proportion that the aggregate unpaid principal amount of all Notes held by each such holder, plus the accrued but unpaid interest thereon to the date of distribution, bears to the aggregate unpaid principal amount of all Notes, plus the accrued but unpaid interest thereon to the date of distribution;

Fourth, so much of such payments or amounts as shall be required to pay all other sums due and owing to the Indenture Trustee or to the holders of the Notes hereunder or under the Participation Agreement, and in case of the aggregate amount so to be distributed shall be insufficient to pay in full the aforesaid amounts, then, to the Indenture Trustee and the holders of the Notes ratably without priority among one or the other; and

Fifth, the balance, if any, of such payments or amounts remaining thereafter shall remain in the Halsey Letter of Credit Account.

Section 2.03. Section 4.03 of the Indenture shall be amended by adding a new paragraph (e) at the end thereof to read as follows:

(e) If (i) a Lease Event of Default occurs and is continuing, including, without limitation, as a result of the filing of a bankruptcy or similar petition by or against the Lessee, or (ii) the Indenture Trustee shall have received notice that the Letter of Credit shall not be extended by the issuer thereof, the Indenture Trustee shall (at the written direction of the Required Lenders) draw on the Letter of Credit or withdraw funds from the Halsey Letter of Credit Account. The proceeds of any such draw or withdrawal shall be applied as set forth in Section 3.06(b) or, if applicable, 3.06(c).

Section 2.04. Section 5.01 of the Indenture shall be amended by adding a new paragraph (d) at the end thereof to read as follows:

(d) The Indenture Trustee shall only transfer the Letter of Credit to a successor Indenture Trustee duly appointed/designated pursuant to Article VII hereof. The Indenture Trustee shall not amend the Letter of Credit in any manner materially adverse to the Owner Trustee without the prior written consent of the Owner Trustee.

Section 2.05. The Lessee and Owner Trustee shall deliver to the Indenture Trustee the original Letter of Credit upon the effectiveness of this Indenture Supplement No. 1.

ARTICLE III

MISCELLANEOUS

Section 3.01. Effective Date of Indenture Supplement. This Indenture Supplement No. 1 shall be and become effective as of the date hereof upon (i) the execution and delivery hereof by the parties hereto, (ii) the payment or reimbursement by the Lessee, on behalf of the Owner Trustee, of any amount due and payable to the issuer of the Letter of Credit in connection with the transfer thereof by the Owner Trustee to the Indenture Trustee and (iii) the delivery by the Owner Trustee to the Indenture Trustee of the Letter of Credit duly executed by Owner Trustee and the issuer thereof.

Section 3.02. Counterpart Execution. This Indenture Supplement No. 1 may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered (including by facsimile or by email in secured document format (such as .pdf)), shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 3.03. Execution as Indenture Supplement. This Indenture Supplement No. 1 is executed and shall be construed as an indenture supplement to the Indenture and, as provided in the Indenture, this Indenture Supplement No. 1 forms a part thereof.

Section 3.04. Creation of Security Interest. In order to secure the prompt payment of the principal of and interest and premium, if any, on and all other amounts due with respect to, the Notes from time to time outstanding under the Indenture, and to secure the payment of all other Secured Indebtedness and the performance and observance by the Owner Trustee and the Lessee of all the agreements, covenants and provisions in the Indenture, in the Notes and in the other Operative Agreements contained, all for the benefit of the holders of the Notes, and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants contained in the Indenture and in this Supplement and of the acceptance of the Notes by the Note Purchasers, the Owner Trustee has sold, assigned, transferred, conveyed, mortgaged, pledged, granted and confirmed unto the Indenture Trustee, its successors and assigns, and does hereby sell, assign, transfer, convey, mortgage, pledge, grant and confirm unto the Indenture Trustee, its successors and assigns, for the security and benefit of the holders of the Notes from time to time, a security interest in and mortgage Lien on all right, title and interest of the Owner Trustee in and to the Indenture Estate, as amended by this Supplement.

IN WITNESS WHEREOF, each of the parties hereto, pursuant to due corporate authority, has caused this Indenture Supplement No. 1 to be duly executed in its corporate name by its officers, thereunto duly authorized, all as of the date first above written.

WILMINGTON TRUST COMPANY, as Owner Trustee

By
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as Indenture Trustee

By
Title:

The undersigned hereby authorizes and directs the Owner Trustee to execute and deliver this Indenture Supplement No. 1.

SELCO SERVICE CORPORATION

By

Agreed and consented to by:

HELLER FINANCIAL LEASING, INC.

By:

Name:

Title:

BANC OF AMERICA LEASING & CAPITAL, LLC
successor-by-merger to Fleet Capital Corporation

By:

Name:

Title:

THE CIT GROUP/EQUIPMENT FINANCING INC.

By:

Name:

Title:

GENERAL ELECTRIC COMMERCIAL FINANCE BUSINESS PROPERTY

(f/ka General Electric Capital Business Asset Funding Corporation)

By:

Name:

Title:

Annex 4

EXHIBIT A

FORM OF LETTER OF CREDIT